Exhibit 99.01

Bright Mountain Media, Inc. to Present at LD Micro Main Event XV

Boca Raton, FL, October 20, 2022 (GLOBE NEWSWIRE) — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today announced that management will present at the LD Micro Main Event XV, the “Woodstock of Micro-cap), taking place October 25-27, 2022 at the Luxe Sunset Boulevard Hotel in Los Angeles.

Chief Executive Officer, Matt Drinkwater is scheduled to present as follows and will host one-on-one meetings with institutional investors throughout the event.

LD Micro Main Event

Date: October 26, 2022

Time: 11:00 a.m. Eastern time

For those who wish to participate virtually, please register for the Webcast: https://me22.sequireevents.com/

For more information on the conference, please visit LD Micro or contact your LD Micro representative.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division, led by Wild Sky Media , offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com .

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on June 13, 2022 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Barwicki Investor Relations, Inc.

516-662-9461

Andrew J. Barwicki